Exhibit (d)

September 21, 2009

The Bank of New York Mellon

One Wall Street

New York, New York 10286

Dear Sirs:

American Depository Shares
representing deposited ordinary shares of

Hikma Pharmaceuticals PLC
(incorporated under the laws of England and Wales)

We refer to the Pre-Effective Amendment No. 1 to Registration Statement on Form F-6/A (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) by the legal entity created by the Deposit Agreement (as hereinafter defined) for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), American Depositary Shares (the “ADSs”) to be issued under the Deposit Agreement, by and among The Bank of New York Mellon, as Depositary, Hikma Pharmaceuticals PLC, a public company incorporated under the laws of England and Wales (the “Company”), and the Owners and Holders (as defined in the Deposit Agreement) of ADSs issued thereunder, a draft copy of which is being filed as Exhibit (a) to the Registration Statement (the “Deposit Agreement”).  Each ADS will represent, subject to the terms and conditions of the Deposit Agreement and the American Depositary Receipt (“ADR”) representing such ADS, two (2) ordinary shares of the Company (the “Shares”).

Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressee hereof cannot use anything contained herein or in any document referred to herein, as “tax advice” (within the meaning given to such term by the U.S. Internal Revenue Service (“IRS”) in IRS Circular 230 and any related interpretative advice issued by the IRS in respect of IRS Circular 230 prior to the date hereof, and hereinafter used within such meaning and interpretative advice).  Without admitting that anything contained herein or in any document referred to herein constitutes “tax advice” for any purpose, notice is hereby given that, to the extent anything contained herein or in any document referred to herein constitutes, or is or may be interpreted by any court, by the IRS or by any other administrative body to constitute, “tax advice,” such “tax advice” is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the U.S. Internal Revenue Code, or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

In rendering the opinions set forth herein, we have assumed that (i) the Deposit Agreement will have been duly authorized, executed and delivered by the Company and the Depositary and will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, (ii) the Deposited Securities will have been legally issued and duly deposited with a Custodian under and in accordance with all applicable laws and regulations, (iii) that the choice of New York law contained in the Deposit Agreement is legal and valid under the laws of England and Wales, (iv) that insofar as any obligation under the Deposit Agreement is to be performed in, or by a party organized under the laws of, any jurisdiction outside of the United States of America, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction and (v) that the Registration Statement will have been declared effective by the SEC.

We are of the opinion that the ADSs, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, and subject to any provision of the laws or regulation of England and Wales and the terms of the Shares, will be legally issued and will entitle the Owners to the rights specified in the Deposit Agreement and the ADR(s) evidencing the ADS(s).

This opinion is limited to the laws of the State of New York and the Federal laws of the United States.  Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

Yours faithfully,

/s/ Clifford Chance US LLP